Exhibit 3.2.28

BYLAWS

OF

NEWSPRINT VENTURES, INC

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE

The principal office for the transaction of business of the corporation (“principal executive office”) is located in Sacramento County, California.

SECTION 2. OTHER OFFICES

The board of directors may at any time establish branch or subordinate offices at any location where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETING

Meetings of shareholders shall be held at any location within or outside of the State of California designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

SECTION 2. ANNUAL MEETING

The annual meeting of shareholders shall be held on the last Thursday of March in each year at the corporation’s principal executive office. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected, and any other proper business may be transacted.

SECTION 3. SPECIAL MEETING

a. Authorized Persons Who May Call. A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10 percent of the votes at that meeting.

SECTION 4. NOTICE OF SHAREHOLDERS’ MEETINGS

a. General Notice Contents. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 4.b of this Article not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of the nominee or nominees whom, at the time of the notice, management intends to present for election.

b. Manner of Giving Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges pre-paid, addressed to all shareholders entitled to vote at such meeting at the address of each such shareholder appearing on the books of the corporation or given by a shareholder to the corporation for, the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

SECTION 5. QUORUM

a. Majority Required. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders.

b. Loss of Quorum. The shareholders present at a duly called or duly held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 6. VOTING

a. Eligibility to Vote. The shareholders entitled to vote at any meeting of shareholders shall be persons holding shares as of the date determined in accordance with the provisions of Section 7 of this Article.

b. Cumulative Voting. Each shareholder entitled to vote at any election of directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he desires. No shareholder shall be entitled to cumulate votes unless the candidate’s or candidates’ names have been placed in nomination prior to the voting and a shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be winners of the election.

SECTION 7. RECORD DATE FOR SHAREHOLDER

NOTICE, VOTING AND GIVING CONSENTS

a. To be Determined by Board of Directors. For the purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares an the books of the corporation after the record date, except as otherwise provided in the articles of incorporation, or by agreement, or in the California General Corporation Law.

b. Failure of Board to Determine Date. Unless fixed by the board of directors, the record date for determining shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the business day next preceding the day an which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. Unless fixed by the board of directors, the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board is taken, shall be the day on which the first written consent is given.

SECTION 8. PROXIES

a. Right of Shareholders. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact.

ARTICLE III

DIRECTORS

SECTION 1. POWERS

a. General Corporate Powers. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

b. Specific Powers. Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

(i) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; and fix their compensation.

(ii) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders’ meeting, or meetings, including annual meetings.

(iii) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and after the form of the seal and certificates.

(iv) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled or tangible or intangible property actually received; provided the board of directors shall state by resolution its determination of the fair value of the corporation in monetary terms of any consideration other than money for which shares axe issued.

(v) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidence of debt and securities.

SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS

The authorized number of directors shall be three (3) until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw made pursuant to the provisions of Article VII, Sections 1 and 2 of these bylaws, subject to the provisions of the California General Corporation Law. Directors need not be residents of the State of California nor shareholders of the corporation.

SECTION 3. ELECTION AND TERM OF OFFICE OF DIRECTORS

Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting; however, if any annual meeting is not held or the directors are not elected at any annual meeting, they may be elected at any special shareholders’ meeting held for that purpose. Each director, including a director elected to fill a vacancy or elected at a special shareholders’ meeting, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Except as provided in Section 4.d, below, directors may not be elected by written consent of the shareholders except by unanimous written consent of the shareholders entitled to vote.

SECTION 4. VACANCIES

a. Events Causing Vacancy. A vacancy or vacancies in the board of directors shall be deemed to exist in the event of death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any directors are elected, to elect the number of directors to be voted for at that meeting.

b. Resignations. Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is, effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

c. Vacancies Filled by Directors. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, regardless of the manner in which the vacancy is created, including a vacancy created by removal of a director by the shareholders pursuant to the California General Corporation Law or by court order. Each director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

d. Vacancies Filled by Shareholders. The shareholders may elect a director or directors’ at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.

e. No Vacancy on Reduction of Number of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

SECTION 5. ANNUAL MEETING

Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

SECTION 6. OTHER REGULAR MEETINGS

Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

SECTION 7. SPECIAL MEETINGS

a. Authority to Call. Special meetings of the board of directors for any purpose may be called at any time by the chairman of the board or the president or any vice-president or the secretary or any two directors.

b. Notice.

(i) Manner of Giving. Notice of the time and place of special meetings shall be given to each director by one of the following method’s: (a) by personal delivery or written notice; (b) by first-class mail, postage paid; (c) by telephone communications, either directly to the director or to a person at the director’s office who would reasonably be expected to communicate such notice promptly to the director; or, (d) by telegram, charges pre-paid. Said notice shall be given or sent to the director’s address or telephone number as it is shown on the records of the corporation.

(ii) Time Requirements. Notices sent by first-class mail shall be deposited into a United States mailbox at least four (4) days before the time set for the meeting. Notices given by personal delivery, telephone or telegraph shall be delivered, telephoned, or given to the telegraph company at least forty-eight (48) hours before the time set for the meeting.

(iii) Notice Contents. The notice shall state the time and place for the meeting. However, it need not specify the purpose of the meeting nor the place of the meeting if it is to be held at the principal executive office of the corporation.

SECTION 8. QUORUM

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the California General Corporation Law as to (i) approval of contracts or transactions in which a director has a direct or indirect material financial interest, (ii) appointment of committees, and (iii) indemnification of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any act ion taken is approved by at least a majority of the required quorum for that meeting.

SECTION 9. ACTION WITHOUT MEETING

Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

SECTION 10. FEES AND COMPENSATION OF DIRECTORS

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV

EXECUTIVE COMMITTEE

The board of directors may appoint an executive committee, with authority in said board of directors to delegate to such committee any of the powers and authority of the board of directors, except those matters prohibited by California General Corporation Law. Such committee shall consist of two or more persons who are members of the board of directors, and shall act only in the intervals between meetings of the board of directors, and shall be subject at all times to the control of the board of directors.

ARTICLE V

OFFICERS

SECTION 1. OFFICERS

The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant chief financial officers. Any number of offices may be held by the same person.

SECTION 2. CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. The chairman of the board, if there is no president, shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 3 of this Article.

SECTION 3. PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, the president, subject to the control of the board of directors, shall generally supervise, direct, and control the business and the officers of the corporation. The president shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, shall preside at all meetings of the board of directors. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

SECTION 4. VICE-PRESIDENTS

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors, or, if not ranked, a vice-president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, or the chairman of the board.

SECTION 5. SECRETARY

a. Books of Minutes. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding of such meetings, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

b. Share Register. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, showing the names certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

c. Notices, Seal and Other Duties. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaw or bylaws to be given, and the secretary shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

SECTION 6. CHIEF FINANCIAL OFFICER

a. Books of Account. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall be open to inspection by any director at all reasonable times.

b. Deposit and Disbursement of Monies and Valuables. The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such all other duties as may be prescribed by the board of directors or the bylaws.

c. Bond. If required by the board of directors, the chief financial officer shall give the corporation a bond in the amount and with the surety or sureties specified by the board for faithful performance of the duties of office of chief financial officer and for restoration to the corporation of all its books, papers, vouchers, money, and other property of every kind in the possession or under the control of the chief financial officer on the death, resignation, retirement, or removal from office of the chief financial officer.

SECTION 7. EXECUTION OF INSTRUMENTS

The President, Vice President, Secretary and Chief Financial Officers of the corporation are authorized to enter into any contract or execute any instrument in the normal course of business in the name of and on behalf of the corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the corporation for any and all liability and reasonable expanses including but not limited to counsel fees, disbursements, and amounts paid in settlement or in satisfaction of judgments or fines rendered or levied against such person in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative, including any appeal relating thereto, in which he may be involved or threatened to be involved as a party or otherwise by reason of his being or having been a director, officer, or employee of the corporation or of any firm, corporation, or organization which he served in any such capacity at the request of the corporation, provided however, that such person acted in good faith, for a purpose which he reasonably believed to be in the best interest of the corporation or such other company, as the case may be. The termination of any claim, action, suit or proceeding, civil or criminal, administrative, or investigative, by judgment, settlement (whether with or without court approval), plea or dismissal, shall not create a presumption that a director, officer, or employee has not met the standards of conduct set forth in this paragraph.

Every person referred to in the first paragraph of this Article who has been wholly successful on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in said first paaragraph shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under the first paragraph of this Article shall be made by the corporation, if authorized in the specific case:

(1) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director, officer, or employee has met the standard of conduct set forth in the first paragraph of this Article, or

(2) If such quorum is not obtainable with due diligence by the Board of Directors upon the opinion in writing of independent legal counsel, other than regular counsel of the corporation, that indemnification is proper in the circumstances because the applicable standard of conduct set forth in the first paragraph of this Article has been made by such director, officer or employee.

Expenses incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to and is granted indemnification under this Article.

Indemnification or reimbursement pursuant to this Article, however, shall not include any amount payable by such person to the Corporation (or such other firm, company, or organization) in satisfaction of any judgment or settlement, and shall be reduced by the amount of any other indemnification or reimbursement of such person in respect to the liability and expense with respect to which indemnification is claimed.

The corporation shall indemnify any director, officer or employee or former director, officer, or employee, or the estate thereof if deceased, against all damages, liabilities, costs and expenses, including attorney’s fees and litigation costs, imposed upon or reasonably incurred by said person by reason of the fact that such person is or was a fiduciary of an employee benefit plan of this corporation or of any subsidiary corporation, to the extent permissible under applicable common or statutory law, state or federal. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking to repay such amount unless it shall be determined ultimately that the person is entitled to be indemnified as authorized under this Bylaw.

The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law or under any agreement, vote of stockholders, or otherwise.

If any word, clause, or provision of this Article shall for any reason be determined to be in valid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

ARTICLE VII

GENERAL CORPORATE MATTERS

SECTION 1. MAINTENANCE OF SHARE REGISTER

The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

SECTION 2. ANNUAL REPORT TO SHAREHOLDERS

The annual report to shareholders referred to in the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

SECTION 3. ANNUAL STATEMENT OF GENERAL INFORMATION

As and when required by the California General Corporation Law, the corporation shall file with the Secretary of State of the State of California on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or resident addresses of the president, chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business construing the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process.

SECTION 4. RECORD DATE FOR PURPOSES OTHER THAN

NOTICE, VOTING AND CONSENTS

a. To Be Determined by Board of Directors. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than notice of or voting at a meeting or action by shareholders by written consent without a meeting), the board of directors may fix, in advance, the record date, which shall not be more than sixty (60) days before any such action, and in that case, only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law, or by agreement, or in the articles of incorporation.

b. Failure of Board to Determine Date. If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution, or the 60th day prior to the date of such action, whichever is later.

SECTION 5. CERTIFICATES FOR SHARES

Certificate(s) for shares of the capital stock of the corporation shall be issued to each shareholder when the shares are fully paid for. The board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount paid on issuance.

SECTION 6. LOST CERTIFICATES

Except as provided in this Section, no new certificates for shares shall be issued to replace any old certificates unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that nay be made against it, including any expense or liability, on account of the alleged loss, the theft, or destruction of the certificate or the issuance of the replacement certificate.

SECTION 7. CONSTRUCTION AND DEFINITIONS

a. General Rules of Construction. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the above, the masculine gender includes the feminine and neuter, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both the corporation and a natural person.

b. “Approved by (or approval of) all outstanding shares” shall mean approved by the affirmative vote of a majority of all of the outstanding shares entitled to vote. Such approval shall include the affirmative vote of a majority of all of the outstanding shares of each class or series entitled, by any provision of the articles of incorporation or the California General Corporation Law, to vote as a class or series on the subject matter being voted upon and shall also include the affirmative vote of such greater proportion (including all) of the outstanding shares of any class or series, if such greater proportion is required by the articles of incorporation or the California General Corporation Law.

c. “Approved by (or approval of) the shareholders” shall mean approved or ratified by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written cosent of such shareholders. It shall also mean approval by the affirmative vote or written consent of such greater proportion (including all) of the shares of any class or series represented at a meeting or giving written consent as may be provided in the articles of incorporation or the California General Corporation law for all or any specified shareholder action.

SECTION 8. CORPORATE CONTRACTS AND INSTRUMENTS;

HOW EXECUTED

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

ARTICLE VIII

AMENDMENTS

SECTION 1. AMENDMENT BY SHAREHOLDERS

New bylaws may be adopted or these bylaws may be amended or repealed by approval of the outstanding shares, or their proxies, or by the written assent of such persons; provided, however, that a bylaw or amendment of the articles of incorporation reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to or more than 16-2/3% of the outstanding shares entitled to vote.

SECTION 2. AMENDMENT BY DIRECTORS

Subject to the rights of shareholders under Section 1 of this Article, bylaws other than a bylaw fixing or changing the authorized number of directors may be added, amended, or repealed by the board of directors. However, if the articles of incorporation or bylaws adopted by the shareholders provide for an indefinite number of directors within specified limits, the directors may adopt or amend a bylaw fixing the exact number of directors within those limits.

CERTIFICATE OF SECRETARY

I, the undersigned, certify that I am the presently elected and acting Secretary of NEWSPRINT VENTURES, INC., a California corporation, and the above bylaws, consisting of 12 pages, are the bylaws of this corporation as adopted by the Board of Directors on November 30, 1984.

Dated:	12/1 , 1984

Executed at Sacramento, California.

/s/ James P. Smith
James P. Smith, Secretary